Exhibit 10.19
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amendment (this “Amendment”) to the Amended and Restated Employment Agreement (“Employment Agreement”) entered into as of December 31, 2008, by and between CYPRESS BIOSCIENCE, INC. (the “Company”) and JAY D. KRANZLER, M.D., Ph.D. (the “Employee”), is entered into as of December 24, 2009. Capitalized terms used but not assigned a meaning in this Amendment shall have the meanings assigned to such terms in the Employment Agreement.
     WHEREAS, the Company and the Employee have determined it is in the best interest of the Company and the Employee to amend the Employment Agreement to provide that a restricted stock unit award for 100,000 shares of the Company’s common stock to be granted to the Employee on or about January 4, 2010 shall include a double trigger vesting acceleration provision in connection with a Change-in-Control, rather than, as the Employment Agreement currently provides, a single trigger vesting acceleration provision.
     NOW, THEREFORE, in consideration of the benefits and mutual promises hereinafter set forth, the parties hereto agree to amend the Employment Agreement as follows:
     1. Section 4.1(c) of the Employment Agreement is hereby amended, restated, superseded and replaced in its entirety by the following:
     “(c) Notwithstanding anything to the contrary in the foregoing, in the event of a termination of this Agreement in any of the cases identified in Section 5.2(b) (other than, with respect to the restricted stock unit award for 100,000 shares of the Company’s common stock granted to the Employee on or about January 4, 2010 (the “Applicable Award”), Section 5.2(b)(ii)) or 5.4 hereof, all Stock Awards shall vest immediately upon such Termination Date. In addition, all Stock Awards, except the Applicable Award, shall vest immediately upon a Change-in-Control (as defined in Section 5.6 herein), and the Applicable Award, in connection with a Change-in-Control, shall vest as set forth in its stock award agreement.”
     2. Section 5.4(b) of the Employment Agreement is hereby amended by changing the reference therein to “Section 4.1(d)” to “Section 4.1(c).”
     3. Except as specifically set forth by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.
     4. This Amendment shall be governed by and construed in accordance with the laws of the State of California.
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     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year written above.

CYPRESS BIOSCIENCE, INC.		EMPLOYEE

By:	/s/ Sabrina Martucci Johnson	/s/ Jay D. Kranzler

	Sabrina Martucci Johnson	JAY D. KRANZLER, M.D., Ph.D.
Its:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

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